Independent auditors' consent

The board and shareholders
AXP Growth Series, Inc.
         AXP Growth Fund
         AXP Research Opportunities Fund

The board and shareholders
Strategist Growth Fund, Inc.
         Strategist Growth Fund
         Strategist Special Growth Fund

The board of trustees and unitholders
Growth Trust:
         Growth Portfolio
         Aggressive Growth Portfolio

We consent to the use of our reports included or incorporated herein by reference and to the references to our Firm under the heading "Financial Highlights" in the prospectuses included or incorporated herein by reference, under the heading "INDEPENDENT AUDITORS" in the Statement of Additional Information incorporated herein by reference and under the heading "Experts" of the combined Proxy Statement/Prospectus on Form N-14.



/s/  KPMG LLP
     KPMG LLP
     Minneapolis, Minnesota
     April 17, 2000